Exhibit 10.1

BRUCE S. TRULIO
2416 Lincoln Street
Hollywood, Florida 33020
410-353-4499
maximumassociates@gmail.com

5 August 2009

Chaolei Marketing and Finance Company
2416 Lincoln Street
Hollywood, Florida 33020

Re: Resignation as Assistant Secretary To the Board of Directors:

In accordance with the By Laws of Chaolei Marketing and Finance Company, a Florida C Corporation, I Bruce S. Trulio the Assistant Secretary of said corporation, do hereby submit my resignation from the position of Assistant Secretary effective 1 April 2009 and request removal as a responsible party, from all other legal instruments effective 1 April 2009.

Thank you.

Sincerely,

/s/  Bruce S. Trulio

Bruce S. Trulio